Exhibit 3.13a

APPROVED AND FILED
CONNIE LAWSON INDIANA SECRETARY OF STATE
03/16/2017 09:40 AM

ARTICLES OF AMENDMENT

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID	1998050745

BUSINESS TYPE	Domestic Limited Liability Company

BUSINESS NAME	OMNISOURCE, LLC

PRINCIPAL OFFICE ADDRESS	7575 W JEFFERSON BLVD, FORT WAYNE, IN, 46804, USA

DATE AMENDMENT WAS ADOPTED	03/16/2017

EFFECTIVE DATE

EFFECTIVE DATE	03/16/2017

ARTICLE I - BUSINESS NAME CHANGE

DATE OF ADOPTION	03/01/2017

NEW BUSINESS NAME	OmniSource Limited, LLC

SIGNATURE

THE MANNER OF THE ADOPTION OF THE ARTICLES OF BUSINESS AMENDMENT CONSTITUTE FULL LEGAL COMPLIANCE WITH THE PROVISIONS OF THE ACT, AND THE ARTICLES OF ORGANIZATION.

THE UNDERSIGNED MANAGER OR MEMBER OF THIS LIMITED LIABILITY COMPANY EXISTING PURSUANT TO THE PROVISIONS OF THE INDIANA BUSINESS FLEXIBILITY ACT DESIRES TO GIVE NOTICE OF ACTION EFFECTUATING BUSINESS AMENDMENT OF CERTAIN PROVISIONS OF ITS ARTICLES OF ORGANIZATION.

IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY March 16, 2017.

SIGNATURE	OmniSource Corporation by Richard A. Poinsatte, VP

TITLE	Manager

Business ID : 1998050745
Filing No. : 7548608